SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

DELTA APPAREL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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(1)	Title of each class of securities to which transaction applies:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
ELECTION OF DIRECTORS Item 1 on Proxy Card
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Item 2 on Proxy Card
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS MADE IN FISCAL YEAR 2009
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009
SEVERANCE AND CHANGE IN CONTROL BENEFITS
EQUITY COMPENSATION PLAN INFORMATION
2009 NON-EMPLOYEE DIRECTOR COMPENSATION
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
OTHER BUSINESS

DELTA APPAREL, INC.
322 S. Main Street
Greenville, South Carolina 29601
Telephone (864) 232-5200
September 25, 2009
To Our Shareholders:
On behalf of the Board of Directors, Delta Apparel, Inc. invites you to attend the 2009 Annual Meeting of the shareholders of Delta Apparel, Inc. on Thursday, November 12, 2009. The Annual Meeting will be held at our administrative offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia. The Annual Meeting will begin at 10:00 a.m. local time.
The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. If you were a shareholder of record as of the close of business on September 18, 2009, you will find enclosed a proxy card and an envelope in which to return the card. Your vote is very important. Whether or not you plan to attend the meeting, please complete, sign, date and return your enclosed proxy card at your earliest convenience. This will ensure representation of your common shares at the Annual Meeting if you are unable to attend.
We appreciate your continued support of Delta Apparel, Inc.
Sincerely,
Robert W. Humphreys
Chairman, Chief Executive Officer and President

DELTA APPAREL, INC.
322 S. Main Street
Greenville, South Carolina 29601
Telephone (864) 232-5200
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Delta Apparel, Inc., a Georgia corporation, will be held on Thursday, November 12, 2009, at 10:00 a.m. local time at our administrative offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.	To elect nine directors identified in this proxy statement to hold office until the next Annual Meeting of the Company’s shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2010; and

3.	To act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
          Only shareholders of record at the close of business on September 18, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
          All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. If you attend the meeting, you may revoke your proxy and vote your shares in person.
By Order of the Board of Directors,

Martha M. Watson
Secretary
September 25, 2009
Greenville, South Carolina

PROXY STATEMENT
GENERAL INFORMATION
General
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Delta Apparel, Inc., a Georgia corporation, of proxies for the Annual Meeting of shareholders to be held on November 12, 2009, at 10:00 a.m. local time. The Annual Meeting will be held at our administrative offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. This proxy statement, form of proxy, and accompanying materials shall be first mailed on or about Friday, September 25, 2009, to all shareholders entitled to notice of, and to vote at, the Annual Meeting. We will refer to Delta Apparel, Inc. in this proxy statement as either “Delta Apparel”, the “Company”, “we”, or “us”, or words of similar effect.
     All materials filed by us with the Securities and Exchange Commission can be obtained through the SEC’s web site at www.sec.gov or through our web site at www.deltaapparelinc.com.
Purpose of the Annual Meeting
     At our Annual Meeting, holders of our common stock will be asked:
1.	To elect nine directors identified in this proxy statement to hold office until the next Annual Meeting of the Company’s shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2010; and

3.	To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
     Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.
Record Date and Share Ownership
     The record date for the meeting is Friday, September 18, 2009. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, there were 8,510,449 shares of our common stock, $0.01 par value, outstanding. Each share is entitled to one vote on each matter before the meeting.
Voting
     Only shareholders of record on the record date will be entitled to vote at the Annual Meeting. If any shareholder is unable to attend the Annual Meeting, the shareholder may vote by proxy. When a properly completed proxy is returned to the address indicated on the enclosed proxy card, it will be voted as directed by the shareholder on the proxy. Shareholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock represented by the proxy will be voted “FOR” the election to the Board of Directors of the nominees described herein, “FOR” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2010, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares are held in the shareholder’s name, the proxy may be revoked by (i) sending written notice of revocation to our Secretary, Martha M. Watson, (ii) executing and delivering to our Secretary a proxy bearing a later date, or (iii) attending the Annual Meeting and giving notice of revocation to our Secretary or giving notice of revocation in open meeting prior to the proxy being voted. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, Attention: Martha M. Watson, Secretary. If you are a beneficial owner of shares held in “street name” by your broker, you should follow the directions provided by your broker regarding how to revoke your proxy.
Quorum and Voting Requirement
     The presence, either in person or by proxy, of the holders of a majority of the shares of outstanding common stock at September 18, 2009 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a majority of the votes cast at the Annual Meeting. This means that each of the nine nominees will be elected if he or she receives the affirmative vote of holders of a majority of the shares voting with respect to the election of directors. Shareholders do not have the right to cumulate their votes with respect to the election of any director. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm will require that the number of votes cast for exceeds the number of votes cast against the issue at the Annual Meeting. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the election of directors or the ratification of the appointment of Ernst & Young as independent registered public accounting firm.
Solicitation of Proxies
     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our directors, officers and other regular employees may solicit proxies by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the stock held of record by such persons, and we will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. We have engaged Georgeson, Inc. to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,125 plus reasonable out-of-pocket expenses.
Proposals of Security Holders
     Any shareholder who desires to present a proposal at the 2010 Annual Meeting of shareholders for inclusion in our proxy statement and form of proxy relating to that meeting must submit such proposal to us at our principal executive office on or before May 28, 2010. Pursuant to the requirements of our bylaws, if a shareholder desires to present a proposal at the 2010 Annual Meeting of shareholders that will not be included in our proxy statement and form of proxy relating to that meeting, such proposal must be submitted to us at our principal executive office no later than July 15, 2010 for the proposal to be considered timely.

Annual Report to the Shareholders
     A copy of our 2009 Annual Report to the shareholders is being furnished with this Proxy Statement to each shareholder of record as of the record date. The 2009 Annual Report contains our fiscal year 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules, but excluding exhibits. We will provide without charge to any shareholder of record as of September 18, 2009, and to each other person to whom this Proxy Statement is delivered in connection with the Annual Meeting of shareholders, upon written request of such shareholder or person, a copy of such fiscal year 2009 Annual Report and all exhibits to our fiscal year 2009 Annual Report on Form 10-K. Any such request should be directed to Delta Apparel, Inc., 322 S. Main Street., Greenville, South Carolina 29601, Attention: Deborah H. Merrill, Chief Financial Officer. Although the 2009 Annual Report is being distributed with this proxy statement, it is not incorporated by reference into this proxy statement.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
     Our Board of Directors has the professional experience, expertise and commitment to effectively oversee management’s performance and act in the long-term best interests of shareholders. The Board of Directors is committed to maintaining the highest standards of corporate governance.
Code of Ethics
     Our Board of Directors maintains a code of business conduct and ethics known as the Ethics Policy Statement that applies to all of our salaried employees, officers and directors, including, but not limited to, our Chief Executive Officer and our Chief Financial Officer (who is also our principal accounting officer). The Ethics Policy Statement is available on our web site at www.deltaapparelinc.com. Any amendments or waivers to provisions of our Ethics Policy Statement that are applicable to our Chief Executive Officer or our Chief Financial Officer will be posted on our web site.
Director Independence
     Our Board of Directors evaluates the independence of each director in accordance with applicable laws and regulations and the listing standards of the NYSE Amex Stock Exchange. Generally, an “independent director” is a director who is not also an officer or employee of the Company or any parent or subsidiary of the Company. In addition, no director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. Our Board of Directors has reviewed the relationships between each member of the Board and the Company. Based on its review, our Board of Directors has determined that with the exception of Robert W. Humphreys, Chairman, Chief Executive Officer and President, each of our current directors is “independent” as required by applicable laws and meets the applicable independence requirements of the NYSE Amex Company Guide.
Communicating with the Board of Directors
     It is the policy of our Board of Directors to encourage our shareholders to provide all forms of information to the Board of Directors and/or its members. All such communications should be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of our Secretary, Martha M. Watson, at 322 S. Main Street, Greenville, South Carolina 29601 or via fax to 864-232-5199 or by email to martha.watson@deltaapparel.com. Such communications will be reviewed by our Secretary, who will remove communications relating to solicitations, junk mail, or other correspondence relating to customer service concerns. All other shareholder communications will be promptly forwarded to the applicable member(s) of our Board of Directors or to the entire Board of Directors, as requested in the shareholder communication.
Meetings of the Board
     Directors are expected to attend all meetings of the Board and each committee on which they serve. The independent directors meet regularly in private sessions without any members of management present. In 2009, our Board of Directors had five regularly scheduled meetings. Each of the directors attended over 75% of the meetings of the Board and the committees on which he or she served. In addition to Board meetings, our directors communicate informally with management on a variety of topics, including suggestions for Board or committee meeting agenda topics, recent developments, and other matters of interest to the directors.
     Directors standing for election are expected to attend the Annual Meeting of shareholders. All eight directors then in office and those who were standing for election attended our 2008 Annual Meeting.

Board Committees
     Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance Committee (which is our nominating committee). Each committee’s activities are governed by a written committee charter. Copies of the committee charters are available through our web site at www.deltaapparelinc.com, or by sending your request in writing to our Secretary, Martha M. Watson, at 322 S. Main Street, Greenville, South Carolina 29601.
     All members of these committees are independent. Annually, our Board designates the members of these committees, and the members for 2009 were as follows:

Audit	Compensation	Corporate Governance
Dr. Max Lennon, Chairperson	William F. Garrett, Chairperson	E. Erwin Maddrey, II, Chairperson
James A. Cochran	Dr. Max Lennon	David S. Fraser
David S. Fraser	E. Erwin Maddrey, II	Dr. Elizabeth J. Gatewood
Dr. Elizabeth J. Gatewood	Buck A. Mickel
David T. Peterson	David T. Peterson
     If each of the nominees identified in this proxy statement are elected as directors at our Annual Meeting, the committee members for 2010 will be as follows:

Audit	Compensation	Corporate Governance
Dr. Max Lennon, Chairperson	William F. Garrett, Chairperson	E. Erwin Maddrey, II, Chairperson
James A. Cochran	Buck A. Mickel	Dr. Elizabeth J. Gatewood
Dr. Elizabeth J. Gatewood	David T. Peterson	Robert A. Staton, Sr.
E. Erwin Maddrey, II	Robert A. Staton, Sr.
David T. Peterson
Audit Committee
     Our Audit Committee serves as an independent and objective party to oversee the financial and reporting processes of the Company, the audits of the financial statements of the Company and the Company’s internal control system. Our Audit Committee appoints (subject to shareholder ratification), evaluates, and, when appropriate, replaces the independent registered public accounting firm, or “outside auditors” engaged to audit our financial statements and perform other audit, review, or attest services for the Company, determines the compensation and other terms of engagement of our outside auditors, and oversees their work. The outside auditors report directly to our Audit Committee. Our Audit Committee also oversees the internal audit function of the Company. In addition, our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee held four meetings during the fiscal year ended June 27, 2009.
     After considering relationships between each member of the Audit Committee and the Company and our subsidiaries, and reviewing the qualifications of the members of the Audit Committee, our Board of Directors has determined that all current members of the Audit Committee are independent as required by applicable laws and as defined in the NYSE Amex Company Guide. Furthermore, our Board of Directors has determined that Dr. Max Lennon qualifies as an Audit Committee financial expert as defined by the Securities Exchange Act of 1934, as amended.

Compensation Committee
     Our Compensation Committee assists our Board in fulfilling its oversight responsibilities relating to senior executive and director compensation. Our Compensation Committee oversees, reviews and administers all of the Company’s present and future compensation and executive benefit plans and programs, including equity compensation plans and plans pursuant to which performance-based compensation may be granted which are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), except that the full Board oversees, reviews and administers the Non-Employee Director Stock Plan. The Committee is authorized to delegate its responsibilities as it deems necessary or appropriate.
     Our Compensation Committee reviews and determines executive officers’ salaries, awards under the Delta Apparel Incentive Stock Award Plan (the “Stock Award Plan”), options under the Delta Apparel Stock Option Plan (the “Stock Option Plan”), and bonuses under our Short-Term Incentive Compensation Plan. Our Compensation Committee held four meetings during the fiscal year ended June 27, 2009.
Corporate Governance Committee
     Our Corporate Governance Committee identifies, interviews and recommends to the Board candidates for election to the Board. The Committee also reviews and reports to the Board as to various corporate governance matters. Our Corporate Governance Committee held two meetings during the fiscal year ended June 27, 2009.
     The process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves compiling names of potentially eligible candidates, evaluating candidates’ qualifications, conducting interviews with candidates, and meeting to consider and recommend final candidates to the Board of Directors. The Corporate Governance Committee considers director nominees recommended by holders of our common stock, and there is no difference in the manner in which our Corporate Governance Committee evaluates nominees for directors who are recommended by a shareholder and nominees who are recommended by the Company. The Corporate Governance Committee is authorized to retain (and terminate) search firms to assist it in identifying candidates to serve as directors of the Company and has sole authority to approve the fees payable to such search firms and other terms of their retention. The Corporate Governance Committee does not currently retain the services of any director search firm to assist in identifying and evaluating director candidates for its consideration, although it may do so from time to time in the future. Accordingly, no fees were paid to a director search firm or other third party in the past fiscal year.
Nomination of Candidates for Director
     Our director nominations policy is posted on our web site at www.deltaapparelinc.com. At a minimum, a nominee for our Board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to the Company. It is our policy for the Corporate Governance Committee to consider the following criteria when evaluating candidates to be nominated for director:
(a)	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any governmental, educational, or other non-profit organization;

(b)	whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

(c)	whether the potential nominee is highly accomplished in his or her respective field;

(d)	in light of the relationship of the Company’s business to the apparel industry, whether the potential nominee has received any awards or honors from any industry groups or associations or other relevant professional associations or actively participates in any such groups or associations;

(e)	whether the addition of the potential nominee to our Board would assist the Board in achieving a mix of Board members that represents a diversity of background and experience;

(f)	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

(g)	whether the potential nominee is independent, as defined by NYSE Amex listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company;

(h)	whether the potential nominee is financially sophisticated, as defined by NYSE Amex listing standards, or qualifies as an “audit committee financial expert,” as defined by Securities and Exchange Commission rules and regulations; and

(i)	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the Company’s business.
     In determining whether to re-nominate an incumbent director, it is our policy that our Corporate Governance Committee review and consider the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company, in deciding whether to nominate such incumbent director for re-election.
     If a shareholder desires to recommend one or more director nominees to the Corporate Governance Committee for nomination by the Company, the shareholder must provide the Company with the following information in writing:
(i)	the name, telephone number, and address of the nominating shareholder and the name(s), telephone number(s), and address(es) of his or her nominee(s);

(ii)	biographical information regarding each nominee, including each nominee’s employment and other relevant experience; and

(iii)	the written consent of each nominee to serve as a director of the Company if elected.
     The director candidate recommendation materials should be sent to our Secretary, Martha M. Watson, at our principal executive offices by mail to 322 S. Main Street, Greenville, South Carolina 29601, or by fax to (864) 232-5199, or by e-mail to martha.watson@deltaapparel.com. Director candidate recommendations may be submitted at any time; however, the Corporate Governance Committee is not required to consider shareholder nominees for a given Annual Meeting of shareholders unless the written notice is received no later than 120 days prior to the first anniversary of the date of the Company’s proxy statement for the previous year’s Annual Meeting. Accordingly, shareholder recommendations for nominees to be considered at the 2010 Annual Meeting of shareholders must be received no later than May 28, 2010.
     If a shareholder desires to actually nominate one or more director candidates himself or herself, our bylaws require the shareholder to provide written notice of the intent to nominate to our Secretary, Martha M. Watson. If the shareholder desires to make the nomination at our regular Annual Meeting of shareholders, the notice must be received not less than 120 days prior to the anniversary of the preceding year’s Annual Meeting of shareholders. If we move our Annual Meeting to a date more than 30 days away from the anniversary of the previous year’s Annual Meeting, or if the shareholder desires to make the nomination at a special meeting of shareholders, the notice must be received no later than 10 days after we notify shareholders of, or publicly disclose, the meeting date. A shareholder’s notice must contain the following information:

(a)	the name and address of the shareholder who intends to make the nomination and the name and address of each of that shareholder’s nominee(s);

(b)	the class and number of shares held of record, beneficially owned and represented by proxy by the nominator as of the record date of the meeting (if the record date has been established) and as of the date of the notice, the name in which those shares are registered and a representation that the nominator intends to appear in person or by proxy at the meeting to make the nominations;

(c)	a description of all arrangements or understandings between the nominator, the nominee(s) and any other persons (whose names must be disclosed) relating to the nomination;

(d)	the same information about the nominee(s) that we would be required to include in a proxy statement under the Securities and Exchange Commission’s proxy rules if we were making the nomination;

(e)	the written consent of each nominee to serve as a director of the Company; and

(f)	any other information we may reasonably request.
     Copies of our bylaws may be obtained by writing or calling us at 322 S. Main Street, Greenville, South Carolina 29601, Tel: (864) 232-5200, Attention: Martha M. Watson, Secretary.
Related Party Transactions
Policies and Procedures with Respect to Related Party Transactions
     Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.
     Our Audit Committee charter requires that members of the Audit Committee, all of whom we have determined to be independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the Securities and Exchange Commission and the NYSE Amex Stock Exchange rules. Current rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:
(a)	an executive officer, director or director nominee of the Company;

(b)	any person who is known to be the beneficial owner of more than 5% of the Company’s common stock;

(c)	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee, or beneficial owner of more than 5% of the Company’s common stock; or

(d)	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Minority Ownership of Foreign Subsidiaries
     Atled Holding Company Honduras, S de RL, a Honduran sociedad de responsabilidad limitada (“Atled Holding”), is a Honduran holding company that owns our Honduran companies. Delta Apparel Honduras, S.A., a Honduran sociedad anonima (“Delta Apparel Honduras”), Delta Cortes, S.A., a Honduran sociedad anonima (“Delta Cortes”), and Ceiba Textiles S. de R.L., a Honduran sociedad de responsabilidad limitada (“Ceiba Textiles”), conduct our Honduran operations. In addition, LaPaz Honduras, S de RL, a Honduran sociedad de responsabilidad limitada (“LaPaz Honduras”), owns Textiles La Paz, LLC, a North Carolina limited liability company conducting business in El Salvador. Honduran law requires that Honduran companies have at least two shareholders. As a result, we own 99%, and Robert W. Humphreys, our Chief Executive Officer, owns 1%, of Atled Holding. Atled Holding owns 2,499 shares, and Robert W. Humphreys owns one share, of Delta Apparel Honduras and Delta Cortes, and Atled Holding owns 99%, and Robert W. Humphreys owns 1%, of Ceiba Textiles and LaPaz Honduras. Mr. Humphreys has agreed that, at the request of the Company for any reason or in the event he ceases to be a member of our Board for any reason, his ownership shall be transferred to another individual selected by the Company or, if so requested by us, to the Company, in exchange for $100.
     Delta Campeche, S.A., a Mexican sociedad anonima (“Delta Campeche”), and Campeche Sportswear, S de RL de CV, a Mexican sociedad de responsabilidad de capital variable (“Campeche Sportswear”), conduct our Mexican operations. Mexican law requires that Mexican companies have at least two shareholders. As a result, we own 49 shares, and Robert W. Humphreys owns one share, of Delta Campeche, and we own 99.9%, and Robert W. Humphreys owns 0.1%, of Campeche Sportswear. Mr. Humphreys has agreed that, at the request of the Company for any reason or in the event he ceases to be a member of our Board for any reason, his ownership shall be transferred to another individual selected by the Company or, if so requested by us, to the Company, in exchange for $100.

EXECUTIVE OFFICERS
     The following provides certain information regarding our current executive officers. The primary business address is 322 S. Main Street, Greenville, South Carolina 29601 for all executive officers except William T. McGhee and Kenneth D. Spires. William T. McGhee’s primary business address is 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097 and the primary business address for Kenneth D. Spires is One Soffe Drive, Fayetteville, North Carolina 28312.
     Robert W. Humphreys. Robert W. Humphreys currently serves as President and Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys has also been serving as Chairman of the Board of Directors of the Company since June 2009. Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company, from April 1999 until December 1999. Previously, he served as Vice President-Finance and Assistant Secretary of Delta Woodside Industries, Inc. from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has been a director since 1999. He is 52 years of age.
     Deborah H. Merrill. Deborah H. Merrill is currently the Vice President, Chief Financial Officer and Treasurer of the Company and has served in this capacity since July 2006. From March 2006 until July 2006, she served as Vice President, Chief Accounting Officer, and Treasurer of the Company. From August 2004 until February 2006, she served as Director of Corporate Reporting, Planning and Administration of the Company, and from July 2000 to July 2004, Ms. Merrill served as Director of Accounting and Administration of the Company. From March 1999 to June 2000, Ms. Merrill served as Director of Accounting and Administration of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company. From August 1998 to February 1999, Ms. Merrill served as Accounting Manager of the Delta Apparel division of Delta Woodside Industries, Inc. Ms. Merrill served as Assistant Secretary of the Company from December 1999 to March 2006. Prior to joining Delta Apparel in 1998, she served as the Logistics Controller for GNB Technologies and as an Auditor for Deloitte & Touche LLP. She is 36 years of age.
     Martha M. “Sam” Watson. Martha M. Watson is currently the Vice President and Secretary of the Company and has served in this capacity since October 2000. Ms. Watson is also currently President of Junkfood Clothing Company, a wholly-owned subsidiary of Delta Apparel, Inc., and has served in this capacity since May 2009. Prior to joining Delta Apparel, Inc., Ms. Watson served as President of Carolina Benefit Services, a payroll company, from September 1999 to October 2000, Vice President of Operations for Sunland Distribution, Inc., a public warehousing company, from January 1999 to September 1999, and Director of Human Resources for the following divisions of Delta Woodside Industries, Inc.: Stevcoknit Fabrics Company from January 1990 to January 1999 and Delta Apparel from July 1987 to January 1990. She is 56 years of age.
     David R. Palmer. David R. Palmer is currently the Vice President and Assistant Treasurer of the Company and has served in this capacity since July 2006. Prior to joining Delta Apparel, Inc., Mr. Palmer served as Corporate Controller from January 2005 to July 2006 and Analytical Director from January 2001 to December 2004 for Delta Woodside Industries, Inc., a textile manufacturing company. He is 52 years of age.
     Kenneth D. Spires. Kenneth D. Spires is currently the President of M. J. Soffe, LLC, a wholly-owned subsidiary of Delta Apparel, Inc., and has served in this capacity since September 2004. From July 2000 to September 2004, Mr. Spires served as Vice President of Technical Services of Delta Apparel, Inc., and from November 1993 to June 2000, Mr. Spires served as Vice President of Technical Services of the Delta Apparel division of Delta Woodside Industries, Inc., a textile manufacturing company. He is 51 years of age.
     William T. McGhee. William T. McGhee is currently the President of Delta Activewear, the Activewear division of Delta Apparel, Inc., and has served in this capacity since April 2007. Prior to joining Delta Apparel, Inc., Mr. McGhee served from January 2007 to April 2007 as Vice President of Grupo Karim’s Brand Yarns Division, a yarn manufacturer and distributor. From July 2001 to January 2007, Mr. McGhee was Executive Vice President of Ameritex Yarn, LLC, a yarn manufacturer. He is 58 years of age.
     Our executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent accountants and the performance of the internal audit function. Management is responsible for the financial statements, internal controls and the financial reporting process. Our independent accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
     The Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP its independence from the Company.
     Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 27, 2009, which was filed with the Securities and Exchange Commission on August 28, 2009.
2009 Audit Committee Members

Dr. Max Lennon, Chair	James A. Cochran	David S. Fraser	Dr. Elizabeth J. Gatewood	David T. Peterson

ELECTION OF DIRECTORS
Item 1 on Proxy Card
     Our bylaws provide that the number of directors to be elected at any meeting of shareholders will be between two and fifteen and will otherwise be determined by the Board of Directors. Our Board of Directors has determined that nine directors shall be elected at the Annual Meeting.
     The nine persons listed below are nominees for election as directors at the Annual Meeting to serve until our next Annual Meeting of shareholders or until their successors are duly elected and qualified. Unless you vote “Withheld” with respect to a particular nominee or all nominees, the proxy holders will vote your shares “FOR” each of the nominees named below, all of whom are currently directors.
     We believe that all of the nominees will be available and able to serve as directors. In the event that any nominee is not available or able to serve, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES.
     James A. Cochran. James A. Cochran is currently a private investor and a business consultant. Previously, he served as Senior Vice President responsible for Investor Relations and Corporate Strategies of TurboChef Technologies, Inc., a provider of equipment, technology and services for high speed food preparation, and served in that capacity from 2007 until January 2009. From 2003 until 2007, Mr. Cochran served as Senior Vice President and Chief Financial Officer of TurboChef Technologies, Inc. Mr. Cochran has been a director since 2008 and is a member of the Audit Committee. He is 62 years of age.
     William F. Garrett. William F. Garrett is currently a private investor and a business consultant. Previously, he served as President and Chief Executive Officer of Delta Woodside Industries, Inc., a publicly held textile company, and served in that capacity from June 2000 until October 2007. On October 13, 2006, Delta Woodside Industries, Inc., and its direct or indirect subsidiaries Delta Mills, Inc. and Delta Mills Marketing, Inc., filed voluntary petitions for bankruptcy protection under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Their Chapter 11 cases were jointly administered by the Bankruptcy Court under case number 06-11144. By order dated October 9, 2007, the Bankruptcy Court confirmed the First Amended Joint Plan of Liquidation Proposed by Delta Mills, Inc., Delta Woodside Industries, Inc., and Delta Mills Marketing, Inc., dated July 17, 2007. From 1986 until June 2000, Mr. Garrett served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside Industries, Inc. or its predecessors. Previously, he served as a divisional Vice President of J. P. Stevens & Company, Inc., a textile company, from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986. Mr. Garrett has been a director since 1999 and is a member of the Compensation Committee. He is 68 years of age.
     Dr. Elizabeth J. Gatewood. Dr. Elizabeth J. Gatewood is the Director of the University Office of Entrepreneurship & Liberal Arts at Wake Forest University, a position she has held since 2004. From 1998 to 2004, she served as the Jack M. Gill Chair of Entrepreneurship and Director of The Johnson Center for Entrepreneurship & Innovation at Indiana University. Prior to her appointment at Indiana University, Dr. Gatewood was the Executive Director of the Gulf Coast Small Business Development Center Network at the University of Houston. Dr. Gatewood has been a director since 2007 and is a member of the Audit Committee and the Corporate Governance Committee. She is 64 years of age.
     Robert W. Humphreys. Robert W. Humphreys currently serves as President and Chief Executive Officer of Delta Apparel, Inc. and has served in this capacity since December 1999. Mr. Humphreys has also been serving as Chairman of the Board of Directors of the Company since June 2009. Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. from April 1999 until December 1999. Previously, he served as Vice President-Finance and Assistant Secretary of Delta Woodside Industries, Inc. from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit

Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has been a director since 1999. He is 52 years of age.
     Dr. Max Lennon. Dr. Max Lennon is currently the President of Education and Research Services (ERS), a nonprofit economic development organization, and has served in this capacity since 2002. From 1996 until 2002, Dr. Lennon served as President of Mars Hill College. Previously, he served as President and Chief Executive Officer of Eastern Foods, Inc., a food product manufacturer and distributor, from August 1994 until March 1996, and was President of Clemson University from March 1986 until August 1994. Dr. Lennon has been a director since 1999 and is a member of the Audit Committee (2009 and 2010) and Compensation Committee (2009 only). He is 69 years of age.
     E. Erwin Maddrey, II. E. Erwin Maddrey, II is currently the President of Maddrey & Associates, which engages in the business of investing and providing consulting services, and has held this position since 2000. He served as President and Chief Executive Officer of Delta Woodside Industries, Inc. from its founding in 1984 until June 2000. Mr. Maddrey also serves as a Director of Kemet Corporation. Mr. Maddrey has been a director since 1999 and was a member of the Compensation Committee and the Corporate Governance Committee in 2009, and will be a member of the Audit Committee and Corporate Governance Committee in 2010. He is 68 years of age.
     Buck A. Mickel. Buck A. Mickel is currently the President, Chief Executive Officer and a Director of RSI Holdings, Inc., which is in the business of locating and providing labor to industrial companies in the United States. He has served in this capacity since July 1998. Previously, Mr. Mickel served as Vice President of RSI Holdings, Inc. from 1990 until 1998, and was a Vice President of Delta Woodside Industries, Inc. from its founding in 1984 until November 1989. Mr. Mickel has been a director since 1999 and is a member of the Compensation Committee. He is 53 years of age.
     David T. Peterson. David T. Peterson is currently the Chairman of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson served as the Chairman and Chief Executive Officer of The North Highland Company from the start of The North Highland Company in 1992 until May 2005. Previously, he held management positions with Georgia-Pacific Corporation, a manufacturing company, and both Ernst & Young and Arthur Andersen & Co., which are accounting and consulting firms. Mr. Peterson has been a director since 2003 and is a member of the Compensation Committee and Audit Committee. He is 58 years of age.
     Robert E. Staton, Sr. Robert E. Staton, Sr. is currently the Executive Vice President of External Relations at Presbyterian College in Newberry, South Carolina, a position he has held since 2008. From 2002 until 2008, Mr. Staton served as Chairman of the Board of Carolina National Bank in Columbia, South Carolina until its acquisition by First National of the South. From 1985 until 2002, Mr. Staton served as Chairman and Chief Executive Officer of Colonial Life, a publicly traded company primarily in the business of selling and servicing voluntary benefits programs. Mr. Staton has been a director since 2009 and will be a member of the Compensation Committee and Corporate Governance Committee in 2010. He is 63 years of age.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 2 on Proxy Card
     The firm of Ernst & Young LLP has been retained by our Audit Committee as our independent registered public accounting firm for the fiscal year ending July 3, 2010. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010. Our Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for approval is a matter of good corporate governance. Ernst & Young LLP audited the Company’s financial statements for fiscal year 2009 and has served as our independent registered public accounting firm since 2001.
     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the fiscal years ended June 27, 2009 and June 28, 2008, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2009	2008
Audit Fees	$824,233	$871,393
Audit-Related Fees	40,000	—
Tax Fees	59,326	20,000
All Other Fees	2,650	1,500

Total	$926,209	$892,893

     Audit Fees—Consists of fees for professional services rendered for the audit of our fiscal year 2009 and fiscal year 2008 consolidated annual financial statements, audit of internal control over financial reporting for fiscal years 2009 and 2008, review of the interim consolidated financials statements included in quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with SEC filings.
     Audit-Related Fees—Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For fiscal year 2009, such fees primarily related to Ernst & Young LLP’s performance of the To The Game, LLC acquisition opening balance sheet audit.
     Tax Fees—Consists of fees billed for professional services relating to tax compliance and other tax advice.
     All Other Fees—For fiscal years 2009 and 2008, the fees were for an annual subscription for Ernst & Young LLP’s web-based accounting research service.
     Under its charter, the Audit Committee is authorized to establish and maintain pre-approval policies and procedures relating to the engagement of the independent registered public accounting firm to render services, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management. The Audit Committee has established pre-approval policies and procedures whereby the pre-approval duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. As part of this approval, the Audit Committee requires that our management report to it at each of the Audit Committee’s next regularly scheduled meetings as to the status of each such service by the independent registered public accounting firm to the extent such service has been carried out, in full or in part, prior to such meeting.
     The Audit Committee did not approve any services pursuant to the de minimis exception set forth in 17 CFR 210.2-01(c)(7)(i)(C) during either of the last two fiscal years.

     In the event that our shareholders fail to ratify the selection of Ernst & Young LLP, our Audit Committee will reconsider the selection (but is not required to select a different independent registered public accounting firm). Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if our Audit Committee believes that such a change would be in the Company’s best interests and the best interests of our shareholders.
     Representatives of Ernst & Young LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON JULY 3, 2010.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee report below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K.
Compensation Committee

William F. Garrett, Chair	Dr. Max Lennon	E. Erwin Maddrey, II	Buck A. Mickel	David T. Peterson
Compensation Committee Interlocks and Insider Participation
     The following directors served on the Compensation Committee of our Board of Directors during fiscal year 2009: William F. Garrett, Dr. Max Lennon, E. Erwin Maddrey, II, Buck A. Mickel and David T. Peterson. No member of the Committee is a current officer or employee or former officer of the Company or its subsidiaries, except that prior to the June 2000 spin-off of Delta Apparel by Delta Woodside Industries, Inc., E. Erwin Maddrey, II and Buck A. Mickel were officers of corporations that either were predecessors by merger of Delta Apparel or were subsidiaries of Delta Apparel. Mr. Maddrey and Mr. Mickel recuse themselves from, and do not participate in, discussions or decisions regarding compensation for executive officers that is intended to qualify as “performance-based compensation” as defined in the Internal Revenue Code of 1986, as amended.
     The information set forth below under the heading “Related Party Transactions—Minority Ownership of Foreign Subsidiaries” is incorporated herein by reference.

COMPENSATION DISCUSSION AND ANALYSIS
Guiding Principles and Policies
     Our compensation program is designed to provide levels and types of compensation that integrate compensation with the Company’s annual and long-term strategic goals and reward above-average corporate performance. Such a program allows us to attract, retain, and motivate qualified executives to achieve goals which are aligned with our ultimate objective of improving shareholder value.
     Our compensation program is intended to:
•	Provide compensation levels that reflect the competitive marketplace so that we can attract, retain and motivate talented executives;

•	Provide compensation levels that correspond with our financial objectives and operating performance;

•	Reward performance that facilitates the achievement of specific results and goals in furtherance of our business plan;

•	Motivate executives to make greater personal contributions to help the Company achieve its strategic operating objectives; and

•	Provide elements of compensation that align the interests of executives with those of shareholders to enhance shareholder value over the long-term.
Elements of Compensation
In General
     The key elements of our executive compensation structure include:
•	Payment of base salaries at levels that are competitive with those paid by peer companies;

•	Annual performance-based cash incentives to reward the achievement of specific short-term company performance goals; and

•	Long-term equity incentives in the form of grants of stock options.
     During fiscal year 2009, the Compensation Committee retained an outside compensation consultant, Towers Perrin, to assist both management and the Compensation Committee in determining if the total compensation, not just base salaries, paid to our executive officers is competitive. Towers Perrin was hired by the Compensation Committee to provide peer company comparisons on total compensation, as well as to separately analyze components of compensation, for our Chief Executive Officer and our other executive officers. Because peer companies are different in size from the Company, Towers Perrin size-adjusted the market data to allow for better comparison with the Company’s compensation levels.
     In developing its independent views on compensation matters, the Compensation Committee obtains input from management and from compensation consultants with respect to all aspects of compensation, including base salaries, annual incentive compensation and long-term incentive compensation. Management provides to the Compensation Committee tally sheets that show recommended amounts of compensation for each element, compensation for each element in the past five years, and amounts payable to executive officers upon different termination of employment and change of control scenarios. While recommendations of management and the compensation consultant provide valuable guidance, the Compensation Committee ultimately makes all final decisions with respect to the compensation levels and structure for the executive management team.

     The Company does not have a pre-established policy or target for the allocation of base salary, short-term, or long-term incentives as a percentage of total compensation, nor does it target a specified weight for cash versus equity compensation. Rather, the Compensation Committee reviews the Company’s past practices, along with the information provided by compensation consultants, in determining the appropriate level and mix of each element of compensation.
Base Salary
     We provide our executives with a base salary to compensate them for services rendered during the fiscal year. The base salary for each executive officer is guided by the relative salary levels for comparable positions in the industry and the assessed potential of the executive, as well as the individual’s scope of responsibility, personal performance, experience and length of service to the Company. Each executive officer’s base salary is reviewed annually and generally adjusted to account for inflation, the Company’s financial performance, any change in the executive officer’s responsibilities and the executive officer’s overall performance.
     Being informed of competitive industry salaries and trends through the report provided by Towers Perrin, and having reviewed the tally sheets prepared by management, the Compensation Committee sets the base salary for Robert W. Humphreys, Chairman, Chief Executive Officer and President. The Compensation Committee also sets and approves the base salary for other executive officers, after considering the Towers Perrin report, tally sheets, and base salary recommendations made by the Chief Executive Officer and the Vice President of Human Resources. The Compensation Committee reviews this information, with no single factor necessarily weighted more heavily than another. This process generally results in salary increases for the executive officers that are, on average, aligned with our salary philosophy for other salaried employees.
Annual Incentive Compensation
     Cash bonuses are paid annually to executives pursuant to our Short-Term Incentive Compensation Plan. Our Short-Term Incentive Compensation Plan places a sizable percentage of annual cash compensation at risk and is designed to motivate and reward salaried employees to achieve and exceed annual business performance goals. Our Compensation Committee awards potential bonuses to executives at the beginning of each fiscal year, which are payable on the achievement during the fiscal year of objective performance goals determined by the Compensation Committee. The performance goals are objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals have been met. No bonuses are paid until the Compensation Committee certifies that the performance goals have been achieved. The Compensation Committee may, at its discretion, adjust the actual annual incentive compensation paid to executives.
Performance Goals
     The performance goals for the annual incentive compensation are based on return on capital employed, defined as the Company’s earnings before interest and taxes as a percentage of the twelve month average capital employed. For 2009, a 15% return on capital employed was required to achieve the target value, with a 5% return on capital employed achieving 40% of the target value and a 25% return on capital employed achieving 260% of the target value. No target amount is achieved if the Company’s return on capital employed is less than 5%. In addition, incentives earned are adjusted upward or downward by the sales growth or decline of the Company from fiscal year to fiscal year. For example, if the Company had a 15% return on capital employed and the Company had a 10% growth in sales, the executive would earn 110% of the target value. If performance goals are not met by the Company, there is no guaranteed bonus payment. If performance goals are exceeded, there is a maximum bonus payout of 260% of the target value. The performance goals for all of the named executive officers are based on the performance of the Company as a whole. In addition, Mr. McGhee and Mr. Spires receive a portion of their target value based on the performance of their particular business unit (Delta Activewear and M. J. Soffe, LLC, respectively). The performance goals for the business units are based on a targeted return on capital employed for the individual business unit. There is no sales growth or decline adjustment to the business unit bonus plans. If performance goals are not met by the business unit, there is no guaranteed bonus payment. If performance goals are exceeded, there is no maximum limit; however, our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.

Target Value
     The target value of our Short-Term Incentive Compensation Plan award is set at a certain dollar amount per individual. The Compensation Committee approves the aggregate target amounts for the plan, as well as the individual target amounts for all executive officers. In setting the target amounts for each executive officer, the Compensation Committee primarily takes into consideration the level and responsibility of the executive’s position, the executive’s performance, the executive’s total compensation, the assessed potential of the executive, the recommendations from the Chief Executive Officer and the Vice President of Human Resources, and any other factors deemed relevant in accomplishing the Company’s short-term goals. The 2009 target values were: $600,000 for Mr. Humphreys; $172,500 for Mr. Spires; $125,000 for Mr. McGhee $125,000 for Ms. Merrill; and $100,000 for Ms. Watson.
     Based on the financial performance of Delta Apparel, Inc. for the fiscal year ended June 27, 2009, a bonus pool equal to 51.4% of the target amounts was earned. Because the Company accomplished many strategic goals and met its financial objectives during the year, Mr. Humphreys recommended to the Compensation Committee a bonus pool equal to 75.3% of the target amounts, an increase of 23.9% of the target amounts, for two reasons. First, in fiscal year 2008 a bonus pool equal to 43.1% of the target amounts was earned. Due to the Company’s decline in profitability during fiscal year 2008, Mr. Humphreys had recommended to the Compensation Committee that they approve a total bonus pool equal to 29.2% of the target amounts, which is the amount the Compensation Committee approved with respect to fiscal year 2008. Mr. Humphreys recommended that the Compensation Committee increase the fiscal year 2009 bonus pool by 13.9% of the target amounts, the amount that the bonus pool was reduced in fiscal year 2008. In addition, Mr. Humphreys recommended an increase of 10% of the target amounts based upon the current economic conditions because the Company’s cost of capital had declined but the performance goals for the fiscal year 2009 annual incentive compensation had not been adjusted. Upon Mr. Humphreys’ recommendation, the Compensation Committee approved a total bonus pool equal to 75.3% of the target amounts.
Long-Term Incentive Compensation
     Our equity compensation programs consist of stock option grants under our Stock Award Plan and our Stock Option Plan. These are designed to attract and retain top executive talent, and align the financial interests of the executive management group with the long-term interests of our shareholders. Stock option grants are designed to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.
Stock Award Plan
     Stock options are awarded to executives pursuant to our Stock Award Plan. The options granted under the Stock Award Plan have an exercise price of $0.01 per share. In addition, the Company provides tax assistance on the vesting of the award whereby a cash payment is made to the executive equal to estimated taxes payable by the executive upon the exercise of the option. The Compensation Committee typically grants options under the Stock Award Plan to executives at the beginning of a fiscal year. Newly hired executive officers may receive their grant of stock options on their first date of employment with the Company. Additional options may be granted to executive officers in connection with promotions. At the beginning of fiscal year 2008, options were granted under the Stock Award Plan that were both service-based and performance-based options and vested on the date we filed our Annual Report on Form 10-K with the Securities and Exchange Commission for the 2009 fiscal year. The service-based element under the Stock Award Plan requires that the executive continue to be employed on the date the options vest. Vesting of the options is based solely on achievement of objective performance goals as determined by the Compensation Committee. The vesting of these options was based on the achievement of the two-year average return on capital employed. For the two-year award period ending with fiscal year 2009, a 15% two-year average return on capital achieved a 100% vesting of the options granted, while a 5% two-year average achieved 0% vesting and a 20% two-year average achieved a 150% vesting of the options granted. The 150% vesting of the options granted is the maximum that could be earned under the Stock Award Plan. Based on the performance of the Company for the two-year award period ended June 27, 2009, 8% of the options granted have been earned and vested on August 28, 2009, the date we filed our Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended June 27, 2009.

     The number of options granted by an award is determined by the level and responsibility of the executive’s position, the executive’s performance, the executive’s total compensation, the assessed potential of the executive, the recommendation of the Chief Executive Officer and the Vice President of Human Resources, and any other factors deemed relevant in accomplishing the Company’s long-term goals. In addition to these factors, the number of options granted to the executive under the plan is evaluated in the context of our historical and anticipated future stock appreciation.
Stock Option Plan
     Option grants under the Stock Option Plan have an exercise price equal to the closing price of our stock on the grant date and have an expiration date of up to 10 years after the grant date. Generally, options subject to the Stock Option Plan become exercisable in a series of installments over a three or four year period of time, contingent upon the executive’s continued employment with the Company. Accordingly, the option grant will provide a positive return to the executive only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.
     The number of options granted by the Compensation Committee is determined at a level that is intended to create a meaningful opportunity for stock ownership based upon the executive’s current position, the assessed potential of the executive, the executive’s performance, the executive’s other forms of compensation, and any other factors that were deemed relevant to accomplish the long-term goals of the Company. Options are granted by the Compensation Committee as deemed appropriate; however, grants typically are made on the first day of a fiscal year. Newly hired executive officers receive their grant of stock options on their first date of employment with the Company. Additional options may be granted to executive officers in connection with promotions.
Total Compensation
     In making decisions with respect to any element of an executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive, including base salary, annual incentive compensation and long-term incentive compensation. In addition, in reviewing and approving employment agreements for executive officers, the Compensation Committee considers the other benefits to which the officer is entitled under the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.
Perquisites and Other Personal Benefits
     The Company does not provide its executives with any perquisites or other personal benefits that are not provided to its other employees.
Tax and Accounting Considerations
Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility of each covered employee’s compensation that exceeds $1 million per year unless the compensation is commission-based or qualifies as “performance-based compensation” (as defined in the Code), which includes a requirement that the plan has been approved by shareholders. We believe that the cash bonuses paid to the covered employees in fiscal year 2009 under the Short-Term Incentive Compensation Plan qualify as “performance-based compensation” exempt from the $1 million cap. The options granted subsequent to November 2001 under the Company’s Stock Option Plan and Stock Award Plan may not qualify as “performance-based compensation” as the plans have not been approved by Delta Apparel, Inc.’s shareholders. We do not believe that this will cause the aggregate non-exempt compensation paid to any covered employee in fiscal year 2009 to exceed the $1 million limit. However, this may cause the aggregate non-exempt compensation paid to covered employees in future years to exceed the $1 million limit and therefore compensation amounts in excess of $1 million for any covered employee may not be deductible by the Company for federal income tax purposes.

Accounting for Stock-Based Compensation
     We account for stock-based compensation cost in accordance with the requirements of Statement of Financial Accounting Standards No. 123R.
Employment Agreements and Severance and Change in Control Benefits
     Robert W. Humphreys, our Chairman, Chief Executive Officer and President, has an employment agreement with Delta Apparel, Inc. dated June 12, 2009. Deborah H. Merrill, our Vice President, Chief Financial Officer and Treasurer, and Martha M. Watson, our Vice President and Secretary and President of Junkfood Clothing Company, are both parties to employment agreements with Delta Apparel, Inc. dated January 29, 2007. William T. McGhee, the President of Delta Activewear, has an employment agreement with Delta Apparel, Inc. dated April 27, 2007. Kenneth D. Spires, the President of M. J. Soffe, LLC, has an employment agreement with M. J. Soffe, LLC dated January 29, 2007, but his agreement provides that he cannot be terminated by M. J. Soffe, LLC without the approval of Delta Apparel’s Chief Executive Officer.
Employment Agreement with Robert W. Humphreys
     The agreement provides that Mr. Humphreys will receive a base annual salary of at least $690,000, subject to upward adjustment at the discretion of the Compensation Committee of the Company’s Board of Directors and confirmed by the full Board of Directors. Mr. Humphreys will participate in the Company’s Short-Term Incentive Compensation Plan with a base of $600,000 during fiscal year 2010, $625,000 during fiscal year 2011, and $650,000 during fiscal year 2012, with the maximum payout of $1,500,000 for any single fiscal year. The calculation of Mr. Humphreys’ compensation under the Short-Term Incentive Compensation Plan will be the same as conducted annually by the Board of Directors for the other participants in the plan.
     Mr. Humphreys will also participate in the Stock Award Plan. The agreement provides that under the service portion of the Plan, Mr. Humphreys will receive a grant on June 29, 2009 that provides a two year award of options exercisable for 30,000 shares of Delta Apparel, Inc. stock per year upon the filing with the Securities and Exchange Commission of the Company’s Form 10-K for each of the fiscal years 2010 and 2011. Also under the service portion of the Plan, Mr. Humphreys will receive an annual grant on June 27, 2011 that provides an annual award of options exercisable for 30,000 shares of Delta Apparel, Inc. stock upon the filing with the Securities and Exchange Commission of the Company’s Form 10-K for fiscal year 2012. If shares are not available on the date of the award, a cash award will be made to Mr. Humphreys in the amount of the value of the award as of the close of the market on the date of the award. Pursuant to the Plan, the Company shall pay in cash an amount which will be approximately sufficient, after the payment of all applicable federal and state income taxes attributable to such payment, to pay the federal and state income taxes which Mr. Humphreys will incur by virtue of the vesting of such award (or portion thereof) whether received in the form of stock or cash.
     Mr. Humphreys will also be entitled to receive such perquisites as are provided by the Company from time to time to executives of the Company in comparable positions and such other benefits as are customarily available to executives of the Company.
     The agreement requires that Mr. Humphreys give the Company 180 days’ prior written notice of his voluntary termination of employment. The Company may terminate Mr. Humphreys’ employment with or without cause upon written notice. If the Company terminates Mr. Humphreys’ employment without cause or Mr. Humphreys terminates his employment because of a material breach of the agreement by the Company, the Company, for a period of 12 months, will continue to pay Mr. Humphreys’ base salary, will pay 100% of his Short-Term Incentive Compensation base amount for the fiscal year in which his employment was terminated, and will continue to provide the life, medical, and disability insurance provided to him prior to termination or, if different, the life, medical, and disability insurance provided to other executives during such 12 month period. The agreement provides for 6 months of base salary continuation to Mr. Humphreys’ estate following his death, and provides for base salary and benefits continuation for 6 months following termination of employment because of disability.

     If within one year of a Change of Control (as defined in the agreement), Mr. Humphreys terminates his employment for Good Reason (as defined in the agreement) or the Company terminates Mr. Humphreys’ employment for any reason other than Cause (as defined in the agreement), death, or disability, then the Company must pay to Mr. Humphreys (i) an amount equal to his annual base salary in effect on the termination date, (ii) an amount equal to the full amount of the cash Short-Term Incentive Compensation target during the fiscal year in which the termination occurs, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination at levels and rates substantially equal to those applicable to him prior to such termination, and (iv) outplacement assistance.
     The agreement continues until the date of the filing with the Securities and Exchange Commission of the Company’s Form 10-K for fiscal year 2012.
Employment Agreements with other Named Executive Officers
     The employment agreements with the other Named Executive Officers are otherwise identical except for the employees’ initial job titles and initial base salaries set forth below:

Deborah H. Merrill Vice President, Chief Financial Officer and Treasurer	$180,000
Martha M. Watson Vice President and Secretary	$175,000
William T. McGhee President, Delta Activewear	$215,000
Kenneth D. Spires President, M.J. Soffe, LLC	$275,000
     Each agreement entitles the employee to (i) the initial base salary set forth above (subject to upward adjustment), (ii) participate in the Company’s Short-Term Incentive Compensation Plan, and (iii) receive the fringe benefits provided to executives in comparable positions including vacations and life, medical and disability insurance. The agreements all have terms that expire on December 30, 2009.
     If the employee dies during the term of the agreement, we will continue to pay his or her base salary in effect at the time of death to his or her estate for six months. If the employee becomes disabled (as defined in the agreement) during the term, he or she will continue to receive base salary and benefits for a period of six months. If the Company terminates the employee’s employment without cause (as defined in the agreement) or the employee terminates employment because the Company has breached the agreement and in each case no change of control (as defined in the agreement) has occurred, then the employee is entitled to receive base salary and incentive compensation ranging from 3 months base salary and 25% of the Short Term Incentive Plan award for the most recent full fiscal year if the employee was employed for less than one year up to 12 months base salary and 100% of the Short Term Incentive Plan award for the most recent full fiscal year if the employee was employed for three or more years, in all cases paid out in equal monthly payments over the period of base salary continuation. To the extent permitted under Internal Revenue Code (“IRC”) Section 409A, the sum of applicable base salary and incentive compensation shall be divided into equal monthly payments and paid to the executive over the applicable payout period, depending on the executive’s years of service at the time of termination. The Company will also make the employee’s COBRA payments for medical insurance for the applicable payout period unless the employee receives reasonably comparable benefits from another employer.
     If within one year after a change of control (as defined in the agreement), the employee terminates employment for good reason (as defined in the agreement) or the Company terminates the employee’s employment for any reason other than cause, death or disability, then the employee is entitled to receive an amount equal to one year’s base salary for the fiscal year prior to termination plus the cash incentive compensation received by the employee for the most recent fiscal year. The Company must also provide out-placement assistance and continue coverage under the Company’s various welfare and benefit plans in effect at the time of termination for 12 months.
     Each agreement contains an IRC Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments the employee would receive from the Company would require the Company to report an excess parachute payment. The agreements include non-competition, non-solicitation (with respect to both employees and customers), non-disclosure and non-disparagement provisions.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
     The following table provides summary information concerning the compensation earned by our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers for their services to the Company and our subsidiaries for the fiscal years ended June 27, 2009 and June 28, 2008. The executive officers listed below are referred to as the “Named Executive Officers.”

							Change in
							Pension
							Value and
							Nonqualified
						Nonequity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($) (1)	($) (2)	($)	($) (3)	($)

Robert W. Humphreys	2009	$669,167	—	—	$338,929	$451,800	—	$7,817	$1,467,713
Chairman, Chief Executive	2008	$650,000	—	—	$354,834	$150,000	—	$9,000	$1,163,834
Officer & President (Principal Executive Officer)

Deborah H. Merrill	2009	$227,500	—	—	$109,392	$94,125	—	$9,100	$440,117
Vice President, Chief	2008	$198,333	—	—	$97,312	$45,000	—	$9,282	$349,927
Financial Officer & Treasurer (Principal Financial Officer)

Martha M. Watson	2009	$207,656	—	—	$103,885	$75,300	—	$8,306	$395,147
Vice President & Secretary	2008	$183,750	—	—	$92,094	$37,500	—	$10,092	$323,436
and President, Junkfood Clothing Company

William T. McGhee	2009	$221,500	—	—	$147,864	$18,825	—	$6,411	$394,600
President, Delta Activewear	2008	$215,000	—	—	$131,987	$12,500	—	$22,707	$365,937

Kenneth D. Spires	2009	$294,808	—	—	$128,921	$97,474	—	$10,994	$532,197
President, M. J. Soffe, LLC	2008	$281,538	—	—	$112,360	$53,741	—	$15,438	$463,077

(1)	The amounts included in “Options Awards” column represent the compensation cost we recognized related to options under our Stock Award Plan and our Stock Option Plan as determined in accordance with Statement of Financial Accounting Standards No. 123R, assuming no forfeitures. These options were either granted in fiscal year 2009 or in prior fiscal years.

(2)	Non-Equity Incentive Plan Compensation is composed entirely of our cash bonus program under our Short-Term Incentive Compensation Plan. Amount represents the compensation earned based on the performance for the fiscal year, although this was paid in the subsequent fiscal year. All goals are predetermined and measurable and are paid at the determination of the Compensation Committee. In fiscal years 2009 and 2008, the Compensation Committee made discretionary adjustments to the compensation earned by the named executive officers. See “Annual Incentive Compensation” in the Compensation Disclosure and Analysis.

(3)	All Other Compensation represents the matching contributions by the Company to the Company’s 401(k) savings plan. There are no other perquisites offered to the executives of the Company. Each of Martha M. Watson and William T. McGhee use a company-leased apartment in Los Angeles, California and Atlanta, Georgia, respectively. Use of these corporate apartments is for the convenience of the Company and is integrally and directly related to the performance of Ms. Watson’s and Mr. McGhee’s duties. Therefore, use of these apartments is not deemed to be a perquisite.

GRANTS OF PLAN-BASED AWARDS MADE IN FISCAL YEAR 2009
     The Grants of Plan-Based Awards table provides information on stock option grants made to named executive officers and the goals established for future payouts under our Stock Award Plan or under our Stock Option Plan. Awards under the Stock Award Plan are treated as options.

										All Other
										Option	Exercise	Grant
										Awards:	or Base	Date Fair
		Estimated Future Payouts					Estimated Future Payouts			Number of	Price of	Value of
		Under Non-Equity					Under Equity Incentive			Securities	Option	Stock and
		Incentive Plan Awards (1)					Plan Awards			Underlying	Awards per	Option
	Grant	Threshold	Target		Maximum		Threshold	Target	Maximum	Options	Share	Awards
Name	Date	($)	($)		($)		(#)	(#)	(#)	(#)	($)	($)

Robert W. Humphreys	June 30, 2008	—	$600,000		$1,500,000		—	—	—	—	—	—
Chairman, Chief Executive Officer & President (Principal Executive Officer)

Deborah H. Merrill	June 30, 2008	—	$125,000		$325,000		—	—	—	—	—	—
Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)

Martha M. Watson	June 30, 2008	—	$100,000		$260,000		—	—	—	—	—	—
Vice President & Secretary and President, Junkfood Clothing Company

William T. McGhee	June 30, 2008	—	$125,000	(2)	$1,500,000	(2)	—	—	—	—	—	—
President, Delta Activewear

Kenneth D. Spires	June 30, 2008	—	$172,500	(3)	$1,500,000	(3)	—	—	—	—	—	—
President, M. J. Soffe, LLC

(1)	Cash bonuses generally are paid under our Short-Term Incentive Compensation Plan pursuant to performance goals that are established at the beginning of a fiscal year in connection with the preparation of our annual operating budget for such year. Under this bonus program, an executive officer is eligible to receive a bonus upon the Company achieving certain goals based on return on capital employed. Our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1,500,000 during any calendar year.

(2)	Mr. McGhee’s cash bonus target amount is $25,000 based on the performance of the Company as a whole and $100,000 based on the performance of the Delta Activewear business unit. The plan for the Company as a whole has a maximum payout of 260%; however, the plan based on the business unit does not have a maximum. However, the plan states that no participant shall receive compensation pursuant to the plan in excess of $1,500,000 in any calendar year.

(3)	Mr. Spires’ cash bonus target amount is $25,000 based on the performance of the Company as a whole and $147,500 based on the performance of the M. J. Soffe business unit. The plan for the Company as a whole has a maximum payout of 260%; however, the plan based on the business unit does not have a maximum. However, the plan states that no participant shall receive compensation pursuant to the plan in excess of $1,500,000 in any calendar year.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
     This table provides information pertaining to all outstanding stock options held by the named executive officers as of June 27, 2009.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options	Options		Unearned	Exercise	Option
	(#)	(#)		Options	Price	Expiration
Name	Exercisable	Unexercisable		(#)	($)	Date
Robert W. Humphreys	62,500	—		—	$11.275	July 5, 2014
Chairman, Chief Executive	250,000	—		—	$13.350	July 3, 2015
Officer & President	—	1,840	(2)	—	$0.010	August 28, 2009
(Principal Executive Officer)

Deborah H. Merrill	2,000	—		—	$11.275	July 5, 2014
Vice President, Chief	12,000	—		—	$13.350	July 3, 2015
Financial Officer & Treasurer	30,000	—		—	$17.240	July 3, 2015
(Principal Financial Officer)	—	40,000	(1)	—	$8.30	February 8, 2018
	—	600	(2)	—	$0.010	August 28, 2009

Martha M. Watson	8,000	—		—	$11.275	July 5, 2014
Vice President & Secretary	56,000	—		—	$13.350	July 3, 2015
and President, Junkfood Clothing	—	40,000	(1)	—	$8.30	February 8, 2018
Company	—	544	(2)	—	$0.010	August 28, 2009

William T. McGhee	40,000	—		—	$17.400	July 3, 2015
President, Delta Activewear	—	30,000	(1)	—	$8.30	February 8, 2018
	—	672	(2)	—	$0.010	August 28, 2009

Kenneth D. Spires	14,000	—		—	$11.275	July 5, 2014
President, M. J. Soffe, LLC	70,000	—		—	$13.350	July 3, 2015
	—	40,000	(1)	—	$8.30	February 8, 2018
	—	672	(2)	—	$0.010	August 28, 2009

(1)	Options under the Stock Option Plan vest 33 1/3% each on July 3, 2010, July 2, 2011 and June 30, 2012.

(2)	Options under the Stock Award Plan vest when the Company files its Form 10-K for the fiscal year ended June 27, 2009.
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009
     None of the named executive officers exercised stock options in fiscal year 2009.

SEVERANCE AND CHANGE IN CONTROL BENEFITS
     The following tables set forth the specific potential payments that would be made to the named executive officers upon termination or a change in control as of June 27, 2009. The potential payments under employment agreements for Mr. Humphreys, Ms. Merrill, Ms. Watson, Mr. McGhee and Mr. Spires are described in more detail under the heading “Employment Agreements and Severance and Change in Control Benefits” in this proxy statement.
Robert W. Humphreys

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (2)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$690,000	—	$690,000	—	$345,000	$345,000
Short-Term Incentive	—	$600,000	—	$600,000	—	—	—
Long-Term Incentive
- Stock Award Plan (1)	—	—	—	$22,025	$22,025	$22,025	$22,025
- Stock Option Plan	—	—	—	—	—	—	—
Benefits and Perquisites
Insurance Benefits	—	$8,610	—	$8,610	—	—	$4,305
Outplacement Services	—	—	—	$5,000	—	—	—

(1)	The Stock Award Plan stipulates that all outstanding options vest immediately upon a change in control. In addition, the Stock Award Plan has provisions that in the case of death or disability, the participant receives a pro-rata share of the options earned based on the number of days in the performance period. The estimated value of the Stock Award Plan is calculated based upon the number of unexercisable shares under the Stock Award Plan at June 27, 2009 multiplied by $6.84, which is the closing price of the Company stock on June 26, 2009 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that the Company pays on the Award Plan.

(2)	The Company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 27, 2009, no retirement benefits are available.
Deborah H. Merrill

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$230,000	—	$230,000	—	$115,000	$115,000
Short-Term Incentive	—	$94,125	—	$94,125	—	—	—
Long-Term Incentive
- Stock Award Plan (1)	—	—	—	$7,182	$7,182	$7,182	$7,182
- Stock Option Plan (2)	—	—	—	—	—	—	—
Benefits and Perquisites
Insurance Benefits	—	$3,046	—	$3,046	—	—	$1,523
Outplacement Services	—	—	—	$5,000	—	—	—

(1)	The Stock Award Plan stipulates that all outstanding options vest immediately upon a change in control. In addition, the Stock Award Plan has provisions that in the case of death or disability, the participant receives a pro-rata share of the options earned based on the number of days in the performance period. The estimated value of the Stock Award Plan is calculated based upon the number of unexercisable shares under the Stock Award Plan at June 27, 2009 multiplied by $6.84, which is the closing price of the Company stock on June 26, 2009 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that the Company pays on the Award Plan.

(2)	The Stock Option Plan stipulates that all outstanding options vest immediately upon a change in control. The estimated value of all options under the Stock Option Plan is zero since the weighted average exercise price of the unexercisable options under the Stock Option Plan at June 27, 2009 was more than $6.85, the closing price of the Company stock on June 26, 2009.

(3)	The Company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 27, 2009, no retirement benefits are available.

Martha M. Watson

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$250,000	—	$250,000	—	$125,000	$125,000
Short-Term Incentive	—	$75,300	—	$75,300	—	—	—
Long-Term Incentive
- Stock Award Plan (1)	—	—	—	$6,512	$6,512	$6,512	$6,512
- Stock Option Plan (2)	—	—	—	—	—	—	—
Benefits and Perquisites
Insurance Benefits	—	$5,674	—	$5,674	—	—	$2,837
Outplacement Services	—	—	—	$5,000	—	—	—

(1)	The Stock Award Plan stipulates that all outstanding options vest immediately upon a change in control. In addition, the Stock Award Plan has provisions that in the case of death or disability, the participant receives a pro-rata share of the options earned based on the number of days in the performance period. The estimated value of the Stock Award Plan is calculated based upon the number of unexercisable shares under the Stock Award Plan at June 27, 2009 multiplied by $6.84, which is the closing price of the Company stock on June 26, 2009 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that the Company pays on the Award Plan.

(2)	The Stock Option Plan stipulates that all outstanding options vest immediately upon a change in control. The estimated value of all options under the Stock Option Plan is zero since the weighted average exercise price of the unexercisable options under the Stock Option Plan at June 27, 2009 was more than $6.85, the closing price of the Company stock on June 26, 2009.

(3)	The Company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 27, 2009, no retirement benefits are available.
William T. McGhee

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$166,125	—	$166,125	—	$110,750	$110,750
Short-Term Incentive	—	$18,825	—	$18,825	—	—	—
Long-Term Incentive
- Stock Award Plan (1)	—	—	—	$8,044	$8,044	$8,044	$8,044
- Stock Option Plan (2)	—	—	—	—	—	—	—
Benefits and Perquisites
Insurance Benefits	—	$7,914	—	$7,914	—	—	$3,957
Outplacement Services	—	—	—	$5,000	—	—	—

(1)	The Stock Award Plan stipulates that all outstanding options vest immediately upon a change in control. In addition, the Stock Award Plan has provisions that in the case of death or disability, the participant receives a pro-rata share of the options earned based on the number of days in the performance period. The estimated value of the Stock Award Plan is calculated based upon the number of unexercisable shares under the Stock Award Plan at June 27, 2009 multiplied by $6.84, which is the closing price of the Company stock on June 26, 2009 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that the Company pays on the Award Plan.

(2)	The Stock Option Plan stipulates that all outstanding options vest immediately upon a change in control. The estimated value of all options under the Stock Option Plan is zero since the weighted average exercise price of the unexercisable options under the Stock Option Plan at June 27, 2009 was more than $6.85, the closing price of the Company stock on June 26, 2009.

(3)	The Company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 27, 2009, no retirement benefits are available.

Kenneth D. Spires

		Involuntary	Involuntary	Termination for	Change in
Executive Benefits and		Termination	Termination	Change in	Control without
Payments Upon	Retirement	Without Cause	for Cause	Control	Termination	Death	Disability
Termination	($) (3)	($)	($)	($)	($)	($)	($)

Compensation
Base Salary	—	$300,000	—	$300,000	—	$150,000	$150,000
Short-Term Incentive	—	$97,474	—	$97,474	—	—	—
Long-Term Incentive
- Stock Award Plan (1)	—	—	—	$8,044	$8,044	$8,044	$8,044
- Stock Option Plan (2)	—	—	—	—	—	—	—
Benefits and Perquisites
Insurance Benefits	—	$8,012	—	$8,012	—	—	$4,006
Outplacement Services	—	—	—	$5,000	—	—	—

(1)	The Stock Award Plan stipulates that all outstanding options vest immediately upon a change in control. In addition, the Stock Award Plan has provisions that in the case of death or disability, the participant receives a pro-rata share of the options earned based on the number of days in the performance period. The estimated value of the Stock Award Plan is calculated based upon the number of unexercisable shares under the Stock Award Plan at June 27, 2009 multiplied by $6.84, which is the closing price of the Company stock on June 26, 2009 less the $0.01 exercise price. The resulting amount is then grossed up by 75%, the estimated value of the tax assistance that the Company pays on the Award Plan.

(2)	The Stock Option Plan stipulates that all outstanding options vest immediately upon a change in control. The estimated value of all options under the Stock Option Plan is zero since the weighted average exercise price of the unexercisable options under the Stock Option Plan at June 27, 2009 was more than $6.85, the closing price of the Company stock on June 26, 2009.

(3)	The Company’s retirement policy states that employees must have reached the age of 62 in order to receive retirement benefits. As the executive is not 62 years of age as of June 27, 2009, no retirement benefits are available.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information about securities issuable under our equity compensation plans as of June 27, 2009.

Number of securities
		Weighted-average	remaining available for
	Number of securities to	exercise price of	future issuance under equity
	be issued upon exercise	outstanding	compensation plans
	of outstanding options,	options, warrants	(excluding securities reflected
Plan Category	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	1,012,344	$11.91	547,718

Total	1,012,344	$11.91	547,718

     Under the Stock Option Plan, options may be granted covering up to 2,000,000 shares of common stock. Options are granted by the Compensation Committee of our Board of Directors to our officers and key and middle level executives for the purchase of our stock at prices not less than the fair market value of the shares on the date of grant.
     Under the Stock Award Plan, the Compensation Committee of our Board of Directors has the discretion to grant awards for up to an aggregate maximum of 800,000 common shares. The Stock Award Plan authorizes the Committee to grant to our officers and key and middle level executives rights to acquire common shares at a cash purchase price of $0.01 per share.

2009 NON-EMPLOYEE DIRECTOR COMPENSATION
     The following table presents the total compensation that the Company paid to our non-employee directors for fiscal year 2009. The amounts included in the “Stock Awards” column represents the compensation cost that was recognized in fiscal year 2009 related to non-option stock awards in accordance with Statement of Financial Accounting Standards 123R.

	Fees Earned or
Name	Paid in Cash ($)	Stock Awards ($)	Total ($)

James A. Cochran	$10,500	$3,425	$13,925

David S. Fraser	$21,000	$6,850	$27,850

William F. Garrett	$20,000	$6,850	$26,850

Elizabeth J. Gatewood	$22,500	$6,850	$29,350

Dr. Max Lennon	$24,500	$6,850	$31,350

E. Erwin Maddrey, II	$21,500	$6,850	$28,350

Buck A. Mickel	$21,000	$6,850	$27,850

David T. Peterson	$22,500	$6,850	$29,350

Robert A. Staton, Sr.	$4,500	$1,713	$6,213
Compensation of Directors
     On an annual basis, each of our non-employee directors received an annual cash retainer of $18,000 and received 1,000 shares of our common stock for fiscal year 2009 pursuant to our 2004 Non-Employee Director Stock Plan. Payments were pro-rated for new directors during fiscal year 2009. Our Board members were also paid an annual fee for committee meetings. Each Audit Committee member was paid a fee of $3,000 ($5,000 for the committee chair), and each of the Compensation and Corporate Governance committee members was paid a fee of $1,500 ($2,000 for the committee chair). Each director was also reimbursed for reasonable travel expenses in attending each meeting.
     For fiscal year 2010, we expect the annual cash retainer to each non-employee Board member to be $20,000 and, pursuant to the 2004 Non-Employee Director Stock Plan, we expect that each director will receive 1,000 shares of the Company’s common stock. We expect payments for committee meetings in fiscal year 2010 to be the same as in fiscal year 2009.
     Directors who are also employees of the Company do not receive additional compensation for their service as directors.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table sets forth certain information as of September 18, 2009, regarding the beneficial ownership of our common stock by (i) persons beneficially owning more than five percent of our common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under “Management Compensation”, and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percentage

FMR Corporation (1) Edward C. Johnson Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	859,700	10.1

Franklin Resources, Inc. (2) Franklin Advisory Services, LLC Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403	800,000	9.4

Aegis Financial Corporation (3) 1100 N. Glebe Rd., Suite 1040 Arlington, VA 22201	770,833	9.1

Dimensional Fund Advisors LP (4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	722,972	8.5

E. Erwin Maddrey, II (5) 233 North Main Street, Suite 200 Greenville, SC 29601	784,502	9.2

Buck A. Mickel (6)(7) Post Office Box 6847 Greenville, SC 29606	667,216	7.8

Micco Corporation (7) Post Office Box 6847 Greenville, SC 29606	474,052	5.6

Minor M. Shaw (7)(8) Post Office Box 6847 Greenville, SC 29606	623,932	7.3

Charles C. Mickel (7)(9) Post Office Box 6847 Greenville, SC 29606	621,560	7.3

James A. Cochran (10)	5,500	(*	)

David S. Fraser (11)	7,528	(*	)

William F. Garrett (11)	6,896	(*	)

Elizabeth J. Gatewood (11)	2,538	(*	)

Robert W. Humphreys (12)	618,073	7.3

Dr. Max Lennon (11)	17,754	(*	)

William T. McGhee (13)	41,672	(*	)

Deborah H. Merrill (14)	59,148	(*	)

	Shares
Name and Address of	Beneficially
Beneficial Owner	Owned	Percentage

David R. Palmer (15)	25,670	(*	)

David Peterson (11)	20,603	(*	)

Kenneth D. Spires (16)	157,728	1.9

Robert E. Staton, Sr. (17)	250	(*	)

Martha M. “Sam” Watson (18)	123,556	1.5

All current directors and executive officers	2,538,634	29.8
as a group (15 persons) (19)

(1)	The information set forth above is based on a Schedule 13F-HR that was filed by FMR Corporation (“FMR”) with the Securities and Exchange Commission on August 14, 2009 with respect to our common stock. In Amendment No. 5 to Schedule 13G that was filed by FMR with the Securities and Exchange Commission on February 17, 2007 with respect to the Company’s common stock, FMR reported that Fidelity Management & Research Company (“Fidelity”), which has the same business address as FMR, is a wholly-owned subsidiary of FMR and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Fidelity is the beneficial owner of all of the shares reported above. The Schedule 13G/A reported that one investment company, Fidelity Low Priced Stock Fund, owns all shares set forth above. The Schedule 13G/A reported that Edward C. Johnson III and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 859,700 shares. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement with the other holders of all of the other Series B shares under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)	The information set forth above is based on a Schedule 13F-HR that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on August 12, 2009 with respect to the Company’s common stock. In Amendment No. 5 to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on February 6, 2009 with respect to the Company’s common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

(3)	The information set forth above is based on a Schedule 13F-HR that was filed by Aegis Financial Corporation with the Securities and Exchange Commission on August 12, 2009 with respect to our common stock. In a Schedule 13G that was filed by Aegis with the Securities and Exchange Commission on February 12, 2009 with respect to the Company’s common stock, Aegis reported that it has sole power to vote and/or dispose of the shares disclosed above. The Schedule 13G reported that clients of Aegis Financial Corporation, a registered investment adviser, including two investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares. The Schedule 13G reported that the Aegis Value Fund, a registered investment company, has an interest in more than 5% of the class of securities reported.

(4)	The number of shares currently held by Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) (“Dimensional”) is based on a Schedule 13F-HR that was filed by Dimensional with the Securities and Exchange Commission on August 10, 2009. In the Schedule 13F-HR, Dimensional reported that it has sole voting power with respect to 722,872 of these shares, and no voting power as to 100 of these shares. In an Amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 9, 2009, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G/A reported that all of the shares of the Company’s common stock were owned by such investment companies, trusts or accounts. The Schedule 13G/A reported that Dimensional disclaims beneficial ownership of such securities.

(5)	Mr. Maddrey is a Director of Delta Apparel, Inc. The number of shares shown as beneficially owned by Mr. Maddrey includes 172,588 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership. The number of shares shown as beneficially owned in the table above includes 1,000 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 27, 2009 and were awarded on August 28, 2009, the date the Company filed its Form 10-K for the fiscal year ended June 27, 2009.

(6)	Buck A. Mickel is a Director of Delta Apparel, Inc. The number of shares shown as beneficially owned by Buck A. Mickel includes 189,664 shares directly owned by him, all of the 474,052 shares owned by Micco Corporation, and 3,500 shares held by him as custodian for a minor. Mr. Mickel disclaims beneficial ownership with respect to the 3,500 shares of Delta Apparel’s common stock held by him as custodian for a minor. The number of shares shown as beneficially owned in the table above includes 1,000 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 27, 2009 and were awarded on August 28, 2009, the date the Company filed its Form 10-K for the fiscal year ended June 27, 2009.

(7)	Micco Corporation owns 474,052 shares of Delta Apparel’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Buck A. Mickel (a Director of the Company), Minor M. Shaw and Charles C. Mickel, who are siblings. Each of them is an officer and Director of Micco Corporation, and each of them disclaims beneficial ownership of two thirds of the Delta Apparel shares owned by Micco Corporation.

(8)	The number of shares shown as beneficially owned by Minor M. Shaw includes 149,880 shares owned by her directly, and all of the 474,052 shares owned by Micco Corporation.

(9)	The number of shares shown as beneficially owned by Charles C. Mickel includes 146,064 shares owned by him directly, 1,404 shares held by him as custodian for his children, 40 shares owned by his wife and all of the 474,052 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership with respect to the 40 shares owned by his wife and to the 1,404 shares of the held by him as custodian for his children.

(10)	The number of shares shown as beneficially owned in the table above includes 500 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 27, 2009 and were awarded on August 28, 2009, the date the Company filed its Form 10-K for the fiscal year ended June 27, 2009.

(11)	The number of shares shown as beneficially owned in the table above includes 1,000 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested as of June 27, 2009 and were awarded on August 28, 2009, the date the Company filed its Form 10-K for the fiscal year ended June 27, 2009.

(12)	Robert W. Humphreys is President and Chief Executive Officer and a Director of Delta Apparel, Inc. He is also the Chairman of the Board. The number of shares shown as beneficially owned in the table above includes 250,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(13)	William T. McGhee is President of Delta Activewear, a division of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 40,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(14)	Deborah H. Merrill is Vice President, Chief Financial Officer and Treasurer of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 44,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(15)	David R. Palmer is Vice President of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 18,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(16)	Kenneth D. Spires is President of M. J. Soffe, LLC, a wholly-owned subsidiary of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 84,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(17)	The number of shares shown includes 250 shares awarded pursuant to the 2004 Non-Employee Director Stock Plan that vested on June 27, 2009 and were awarded on August 28, 2009, the date the Company filed its Form 10-K for the fiscal year ended June 27, 2009.

(18)	Martha M. “Sam” Watson is Vice President and Secretary of Delta Apparel, Inc. and President of Junkfood Clothing Company, a wholly-owned subsidiary of Delta Apparel, Inc. The number of shares shown as beneficially owned in the table above includes 64,000 shares subject to options exercisable within 60 days of the record date for the annual meeting.

(19)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

(*)	Less than one percent.
Section 16(a) Beneficial Ownership Reporting Compliance
     The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in ownership of our common stock. To our knowledge, all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% holders were satisfied during fiscal year 2009.

OTHER BUSINESS
     We are not aware of any other matters that will be presented at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the proxy holders.
     The above Notice and Proxy Statement are sent by order of the Board of Directors.
Martha M. Watson
Secretary
Greenville, South Carolina
September 25, 2009

ANNUAL MEETING OF SHAREHOLDERS OF
DELTA APPAREL, INC.
November 12, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.deltaapparelinc.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:					2. 3.
Proposal to ratify selection of Ernst & Young LLP as independent registered public accounting firm of Delta Apparel, Inc. for fiscal year 2010.

At their discretion upon such other matters as may properly come before the meeting and any adjournment.
						☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	J. A. Cochran W. F. Garrett E. J. Gatewood R. W. Humphreys M. Lennon E. E. Maddrey ll B. A. Mickel D. Peterson R. E. Staton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated September 25, 2009 and the Proxy Statement furnished therewith.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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DELTA APPAREL, INC.
ANNUAL MEETING, NOVEMBER 12, 2009
     The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Deborah H. Merrill, and Martha M. Watson, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 12, 2009 at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote as specified on the reverse side hereof.
This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of each of the nominees for director listed on the reverse side of this proxy and for the approval of proposal 2.
(Continued and to be signed on the reverse side.)

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